UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

October 26, 2026

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Waterford District Drive, Miami, Florida 33126

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.10	LEN	New York Stock Exchange
Class B Common Stock, par value $.10	LEN.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Facility

On October 26, 2026, Lennar Corporation (the “Company”) amended and restated its ninth amended and restated credit agreement, dated as of November 25, 2024, governing the Company’s unsecured revolving credit facility (the “Revolving Credit Facility”) by entering into a tenth amended and restated credit agreement (the “Revolving Credit Agreement”) to, among other things, increase the lenders’ aggregate commitments to $3.795 billion, extend the maturity of the Class A lenders’ commitments, totaling $3.545 billion, from November 2029 to November 2031 and remove the 0.10% credit spread adjustment previously applicable to loans accruing interest by reference to the Secured Overnight Financing Rate (“SOFR”). The Revolving Credit Facility also includes Class B commitments of $225 million maturing in May 2027 and a new Class C commitment of $25 million maturing in November 2029. The Revolving Credit Facility also introduced the ability for the Class A loans accruing interest by reference to SOFR to have a 0.10% applicable margin reduction, and a 0.025% commitment fee reduction, if certain rating conditions with respect to the Company are satisfied. The Revolving Credit Facility has a $750 million accordion feature, subject to additional commitments. As a result, aggregate potential borrowing capacity under the Revolving Credit Facility increased from $3.500 billion to $4.545 billion.

The Revolving Credit Agreement is among the Company, as borrower, JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Mizuho Bank, Ltd., as joint bookrunners, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as issuing lender and administrative agent. The Revolving Credit Facility consists of revolving loans under which amounts may be borrowed, repaid and redrawn. The proceeds available under the Revolving Credit Facility may be used for working capital and general corporate purposes, including acquisitions.

In connection with the Revolving Credit Agreement, certain of the Company’s wholly owned subsidiaries, which are primarily homebuilding subsidiaries, entered into a tenth amended and restated guarantee agreement (the “Revolving Credit Guarantee Agreement”), dated as of October 26, 2026, pursuant to which those subsidiaries guarantee the Company’s obligations under the Revolving Credit Agreement.

The foregoing descriptions of the Revolving Credit Agreement and the Revolving Credit Guarantee Agreement do not purport to be complete and are qualified in their entirety by reference to the full terms of those agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Term Loan Facility

On October 26, 2026, the Company amended and restated the delayed draw term loan credit agreement, dated as of May 14, 2025, governing its unsecured delayed draw term loan credit facility (the “Term Loan Facility”) by entering into an amended and restated delayed draw term loan credit agreement (the “Term Loan Credit Agreement”), pursuant to which the lenders extended to the Company a $40 million additional delayed draw term loan from the Term Loan Facility’s accordion feature, thus increasing the aggregate outstanding amount of delayed draw term loans under the Term Loan Facility from $1.71 billion to $1.75 billion and reducing the available amount to be drawn under the accordion feature from $400 million to $360 million. The term loans mature in May 2028, subject to a one-time option of the Company to extend the maturity to May 2029, subject to certain conditions. The Term Loan Credit Agreement also removed the 0.10% credit spread adjustment previously applicable to loans accruing interest by reference to SOFR and introduced the ability for the loans accruing interest by reference to SOFR to have a 0.10% applicable margin reduction if certain rating conditions with respect to the Company are satisfied.

The Term Loan Credit Agreement is among the Company, as borrower, Truist Securities, Inc., JPMorgan Chase Bank, N.A., Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, BofA Securities, Inc., Goldman Sachs Bank USA and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Term Loan Facility consists of term loans. Once borrowed, amounts cannot be redrawn even if repaid. The proceeds available under the Term Loan Facility may be used for working capital and general corporate purposes, including acquisitions.

In connection with the Term Loan Credit Agreement, certain of the Company’s wholly owned subsidiaries, which are primarily homebuilding subsidiaries, entered into an amended and restated guarantee agreement (the “Term Loan Guarantee Agreement”), dated as of October 26, 2026, pursuant to which those subsidiaries guarantee the Company’s obligations under the Term Loan Credit Agreement.

The foregoing descriptions of the Term Loan Credit Agreement and the Term Loan Guarantee Agreement do not purport to be complete and are qualified in their entirety by reference to the full terms of those agreements, copies of which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Company and certain of its affiliates from time to time enter into commercial financial arrangements with almost all the lenders under the Revolving Credit Facility and the Term Loan Facility and/or their respective affiliates, and affiliates of certain of the lenders provide financial, advisory, investment banking and other services to the Company and its affiliates. In addition, affiliates of certain of the lenders serve from time to time as underwriters of the Company’s issuances of senior notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

10.1*	Tenth Amended and Restated Credit Agreement, dated as of October 26, 2026, among Lennar Corporation, as borrower, JPMorgan Chase Bank, N.A., as issuing lender and administrative agent, the several lenders from time to time parties thereto, and the other parties and agents thereto.

10.2*	Tenth Amended and Restated Guarantee Agreement, dated as of October 26, 2026, among certain of Lennar Corporation’s subsidiaries in favor of the guaranteed parties referred to therein.

10.3*	Amended and Restated Delayed Draw Term Loan Credit Agreement, dated as of October 26, 2026, among Lennar Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the several lenders from time to time parties thereto, and the other parties and agents thereto.

10.4*	Amended and Restated Guarantee Agreement, dated as of October 26, 2026, among certain of Lennar Corporation’s subsidiaries in favor of the guaranteed parties referred to therein.

104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of such schedules and attachments to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2026	Lennar Corporation

	By:	/s/ Diane Bessette
	Name:	Diane Bessette
	Title:	Vice President and Chief Financial Officer

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